Exhibit 5.1

lawyers@saul.com www.saul.com

January 7, 2013

Altisource Residential Corporation

c/o Altisource Asset Management Corporation

402 Strand St.

Frederiksted, United States Virgin Islands 00840-3531

Re:                             Registration Statement on Form S-8

Conversion Option Plan

Ladies and Gentlemen:

We have acted as Maryland counsel to Altisource Residential Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company, pursuant to a registration statement on Form S-8 (the “S-8 Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), of 803,572 shares of the Company’s Class B common stock, par value $0.01 per share (the “Shares”) that may be issued under the Company’s Conversion Option Plan (the “Plan”).

As a basis for our opinions, we have examined the following documents (collectively, the “Transaction Documents”):

(i)            the S-8 Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act; and

(ii)           the Plan.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii)          a certified copy of the Articles of Amendment and Restatement of the Company recorded by the Maryland State Department of Assessments and Taxation (“SDAT”) on November 30, 2012 (the “Charter”);

(iv)          a copy of the Bylaws of the Company (the “Bylaws”);

(v)           resolutions adopted by the Board of Directors of the Company, dated December 20, 2012, relating to, among other matters, the filing of the S-8 Registration Statement and authorizing the Plan and the Shares (the “Resolutions”);

(vi)          a certificate of status for the Company issued by SDAT dated December 17, 2012;

(viii)        a certificate of the secretary of the Company as to the authenticity of the Charter and Bylaws of the Company, the Resolutions of the Company’s board of directors approving the filing of the S-8 Registration Statement, and other matters that we have deemed necessary and appropriate; and

(ix)          such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on all Transaction Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)                                 that all persons executing Transaction Documents on behalf of any party (other than the Company) are duly authorized;

(e)                                  that all representations, warranties, statements and information contained in the Transaction Documents are accurate and complete;

(f)                                   that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

(g)                                  that at the time of delivery of the Shares, the authorization of the issuance of the Shares will not have been modified or rescinded and all contemplated additional actions shall have been taken, including, without limitation, the issuance of a stock certificate or statement in lieu of stock certificate that meets the requirements of the Maryland General Corporation Law, the Charter and Bylaws of the Company;

(h)                                 that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)                                     that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the S-8 Registration Statement is not less than the par value per share; and

(j)                                    that the aggregate number of shares capital stock of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved shares of common stock or preferred stock, together with the number of shares of common shares and preferred stock previously issued and outstanding and the number of shares of common stock and preferred stock previously reserved for issuance by the Company upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of the then authorized shares of capital stock of the Company or of the then authorized shares of stock within the applicable class or series of shares of the Company’s common stock or preferred stock.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Stephen H. Gray, as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                              The Company is a corporation duly incorporated, existing and in good standing under the laws of the State of Maryland.

2.                              The Shares have been duly and validly authorized and, when the Shares are issued and delivered in the manner and for the consideration contemplated by the Plan, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Transaction Documents.

The opinions expressed in this letter are solely for your benefit and are furnished only with respect to the transactions contemplated by the Transaction Documents.  Accordingly, these opinions may not be relied upon by or quoted to any other person or entity without, in each instance, our prior written consent.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Saul Ewing LLP

SAUL EWING LLP